UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2007

HINES HORTICULTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24439	33-0803204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12621 Jeffrey Road, Irvine, California 92620
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 559-4444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(_) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(_) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(_) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(_) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced on July 19, 2007, James R. Tennant, a director and member of Hines’ audit committee, was appointed Chief Executive Officer and President of Hines on July 17, 2007. As a result of this appointment, Mr. Tennant is no longer considered independent under Nasdaq Marketplace Rule 4200. On July 19, 2007, the Company notified the Nasdaq Stock Market that it was not in compliance with Nasdaq Marketplace Rule 4350(d)(2)(A) as a result of Mr. Tennant’s departure from the audit committee in connection with his appointment as Chief Executive Officer and President. On July 20, 2007, the Company received a letter from Nasdaq, stating that Hines was not in compliance with Nasdaq’s audit committee requirements as set forth in Nasdaq Marketplace Rule 4350, which requires in part that every Nasdaq-listed company have an audit committee of at least three members who are each independent under applicable Nasdaq rules. The Company issued a press release on July 26, 2007 with respect to this matter, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Hines Horticulture, Inc. Press Release issued July 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HINES HORTICULTURE, INC.

Date: July 26, 2007	By:	/s/ Claudia M. Pieropan

Claudia M. Pieropan Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Hines Horticulture, Inc. Press Release issued July 26, 2007